Exhibit 99.1

FOR IMMEDIATE RELEASE

CDTi to Raise Approximately $6.9 Million

Ventura, CA – April 1, 2014 — Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”) today announced that it is raising approximately $6.9 million in gross proceeds in an offering of 2,030,000 shares of its common stock and warrants to purchase up to 812,000 shares of common stock at a combined price to the public of $3.40 per share and related warrant. The warrants are exercisable after six months from the date of issuance at an exercise price of $4.20 per share and will expire, unless exercised, five and a half years from the date of issuance.

The net proceeds from the sale of the shares and the related warrants, after deducting the placement agent fees and other estimated offering expenses payable by CDTi, will be approximately $6.1 million, which does not include any potential proceeds from the cash exercise of any warrants. CDTi intends to use the net proceeds from this offering (including any resulting from the exercise of the warrants, if any) for general corporate purposes, including, but not limited to, working capital, general and administrative expenses, capital expenditures and implementation of strategic priorities.

Roth Capital Partners and Craig-Hallum Capital Group served as placement agents. The offering is expected to close on April 4, 2014, subject to customary closing conditions.

The shares and warrants described above are being offered by CDTi pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering has been filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website at www.sec.gov.

About CDTi

CDTi is a global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi is headquartered in Ventura, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden.

Forward-Looking Statements

Certain statements included in this press release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the consummation of the transactions described above. The Company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, the Company cannot assure you that the proposed transactions described above will be

CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov.

Any forward-looking statements made in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change. The Company is not responsible for any changes made to this release by wire or Internet services.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel: +1 (212) 245-4577

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458